SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 31, 2005

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, Williamsport, Pennsylvania		17701
(Address of principal executive offices)		(Zip Code)

(570) 322-1111
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01            Entry into a Material Definitive Agreement.

On May 31, 2005, Thomas A. Donofrio commenced employment with Jersey Shore State Bank (the ”Bank”), the wholly-owned subsidiary of Penns Woods Bancorp, Inc. (“Penns Woods”), as an Executive Vice President and Chief Administrative Officer.  In connection with Mr. Donofrio’s commencement of employment, Mr. Donofrio and the Bank entered into an employment agreement, dated May 31, 2005 (the ”Agreement”).  The Agreement extends through May 31, 2008, provided that the Agreement will be automatically renewed for successive one-year periods thereafter commencing June 1, 2008 unless either party provides advance notice of non-renewal.  The Agreement can also be terminated by the Bank for specified events, including designated events of cause and Mr. Donofrio’s disability for a period of six consecutive months.

The Agreement currently provides for an annual base salary of $168,000, which may be increased from time to time by action of the Bank’s Board of Directors.  Mr. Donofrio is also be entitled to participate in the incentive bonus and other benefit programs maintained by the Bank for similarly situated officers.

The Agreement contains a change in control provision applicable to changes in control of Penns Woods or the Bank.  Generally, if Mr. Donofrio’s employment terminates as a result of events of “good reason” specified in the employment agreement following a change in control of Penns Woods or the Bank, Mr. Donofrio will be entitled to a cash payment equal to two times Mr. Donofrio’s “base amount,” as determined pursuant to Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended.  If the Bank terminates Mr. Donofrio’s employment in the absence of cause or disability during the employment period, his agreement provides that he will receive (i) continued payments of his base salary in effect on the date of termination plus an amount equal to his average bonus amounts during his employment for a period of twelve months or the period of time remaining on the employment period, whichever is longer, and (ii) medical benefits coverage for a period of two years following termination.

The Agreement contains noncompete covenants which generally prohibit him from soliciting  customers or engaging in banking activities within a county or any contiguous county in which a branch office of the Bank is located.  These covenants extend for a period of one year following Mr. Donofrio’s termination employment, except for a termination by the Bank or Mr. Donofrio by delivery of a notice of non-renewal in which case the covenants extend one year following the end of the existing employment period.

The description of the Agreement is qualified in its entirety by reference to the copy of the Agreement attached hereto as Exhibit 10.1.

Item 9.01            Financial Statements and Exhibits.

(c)           Exhibits:

The following exhibit is filed herewith:

10.1  Employment Agreement, dated as of May 31, 2005, between Jersey Shore State Bank and Thomas A. Donofrio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: June 3, 2005

	By:	/s/ Ronald A. Walko
Ronald A. Walko
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

10.1	Employment Agreement, dated as of May 31, 2005, between Jersey Shore State Bank and Thomas A. Donofrio.